                                 Jerry E. White
                              16608 Marcross Court
                          Chesterfield, Missouri 63305

VIA FACSIMILE
(314) 977-0042

ORIGINAL LETTER WITH ORIGINAL
SIGNATURE SENT VIA REGULAR MAIL

October 21, 2002

David W. Moskowitz, MD
Chairman of the Board
GenoMed, Inc.
St. Louis, Missouri

Re: Resignation as President, Chief Executive Officer, Chief Financial Officer,
Chief Accounting Officer, and Director of GenoMed.

Dear Dr. Moskowitz:

I hereby tender my resignation as President, Chief Executive Officer, Chief
Financial Officer, Chief Accounting Officer of GenoMed (the "Company"),
effective as of 2:00 p.m., October 21, 2002. Also effective as of 2:00 p.m.,
October 21, 2002, I hereby resign as a director of the Company and decline to stand for re-election to the Company's Board of Directors.  My resignation from all of these positions, including as a director, is not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices or any other matters pertaining to the Company or its business.

Sincerely yours,

/s/Jerry White